UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 24, 2023 (October 23, 2023)
Date of Report (date of earliest event reported)

(Exact name of registrant as specified in its charter)

TN	001-15185		62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

165 Madison Avenue	Memphis,	Tennessee	38103
(Address of Principal Executive Offices)			(Zip Code)
(Registrant's telephone number, including area code)  (901) 523-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in	FHN PR B	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series B
Depositary Shares, each representing a 1/400th interest in	FHN PR C	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series C
Depositary Shares, each representing a 1/400th interest in	FHN PR D	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series D
Depositary Shares, each representing a 1/4,000th interest in	FHN PR E	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series E
Depositary Shares, each representing a 1/4,000th interest in	FHN PR F	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series F
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director

On October 23, 2023, the Boards of Directors (singly or collectively, the “Board”) of First Horizon Corporation (“FHN”) and of FHN's subsidiary First Horizon Bank (the “Bank”) elected Velia Carboni to the Board, effective immediately. Ms. Carboni will stand for election to the Board of FHN by FHN's shareholders at FHN’s 2024 annual meeting.

Ms. Carboni, age 54, has served as the Executive Vice President and Chief Digital and Technology Officer of VF Corporation, a provider of branded lifestyle apparel, footwear and accessories (“VF”), since 2018. At VF, she is responsible for the integration of digital and technology capabilities across all aspects of the company’s business, leads the company’s digital strategies, and oversees VF’s analytics function. She is also a member of the Forbes Technology Council. Prior to joining VF, Ms. Carboni spent more than 20 years at Fidelity Investments, where she held a series of leadership roles, most recently serving as senior vice president, mobile and emerging platforms for the company’s personal investing/retail division.

There are no arrangements or understandings between Ms. Carboni and any other person concerning her selection to be elected to the Board.

FHN expects Ms. Carboni to be appointed to the Audit and the Information Technology committees of the Board.

FHN, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with FHN’s executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which FHN is aware that beneficially own more than five percent of FHN's common stock, and FHN expects to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to FHN, and did not involve more than the normal risk of collectability or present other unfavorable features.

Ms. Carboni will be eligible to participate in FHN’s active compensation plans and programs for non-employee directors. Additional information concerning FHN’s plans and programs for non-employee directors is provided in the following previously-filed material, which is incorporated into this item by reference: the Director Compensation section of FHN’s proxy statement for the 2023 annual meeting of shareholders appearing on pages 28-31; FHN’s Director Compensation Policy, filed as Exhibit 10.4 to FHN’s Quarterly Report on Form 10-Q for the period ended March 31, 2021; and a description of other compensation and benefit arrangements for non-employee directors, filed as Exhibit 10.8(b) to FHN’s Annual Report on Form 10-K for the year 2020.

2	FORM 8-K CURRENT REPORT 10/23/2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON CORPORATION
(Registrant)

October 24, 2023	By:	/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary

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